Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT dated as of September 20, 2010 (“Agreement”) between Altair Nanotechnologies, Inc., a company organized under the laws of Canada (the “Company”), and Canon Investment Holdings Limited, a company organized under the laws of Hong Kong (the “Investor”).

WHEREAS, the Company desires to issue and sell certain shares of Common Stock (as defined below) to Investor, and Investor desires to subscribe for such shares of Common Stock, pursuant to that certain Share Subscription Agreement dated of even date herewith (the “Share Subscription Agreement”);

WHEREAS, as an inducement to Investor entering into the Share Subscription Agreement and incurring the obligations thereunder, it is the intention of the parties that Investor shall have the right and the Company shall make the necessary arrangements to ensure that Investor has the ability to maintain its Ownership Percentage (as defined below); and

WHEREAS, the parties also desire to establish in this Agreement certain terms and conditions concerning the governance of the Company, the registration of securities of the Company, and the acquisition of securities of the Company by Investor.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, Investor and the Company hereby agree as follows:

ARTICLE 1
Definitions

Section 1.01.  Definitions.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Adverse Disclosure” means public disclosure of material non-public information, which disclosure in the good faith judgment of a majority of the Board after consultation with counsel to the Company would have a material adverse effect on the ability of the Company to consummate a material acquisition, disposition or other comparable extraordinary transaction.

“Affiliate” has the meaning set forth in the Share Subscription Agreement.

“Al Yousuf Rights Agreement” shall mean the Registration Rights Agreement dated November 29, 2007 between Al Yousuf, LLC and the Company, as amended by Amendment No. 1 dated September 30, 2008 and Amendment No. 2 dated August 14, 2009.

“Board” means the board of directors of the Company.

“Business Day” has the meaning set forth in the Share Subscription Agreement.

“Closing” has the meaning set forth in the Share Subscription Agreement.

“Company Securities” has the meaning set forth in the Share Subscription Agreement.

“Common Stock” means the common stock, without par value, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Current Percentage” means, with respect to any Person as of any determination date, (i) the aggregate number of shares of Common Stock beneficially held by such Person and its Affiliates on a Fully-Diluted Basis divided by (ii) the aggregate number of shares of Common Stock outstanding as of such determination date on a Fully-Diluted Basis.

“Form S-1” means a registration statement on Form S-1 under the 1933 Act, or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the 1933 Act, or any successor form thereto.

“Form S-3ASR” means an “automatic shelf” registration statement on Form S-3 filed by a Well-Known Seasoned Issuer.

“Form S-4” means a registration statement on Form S-4 under the 1933 Act, or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 under the 1933 Act, or any successor form thereto.

“Holder” means Investor and any of its transferees, assignees and successors that beneficially owns any Registrable Securities.

“Fully-Diluted Basis” has the meaning set forth in the Share Subscription Agreement.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 under the 1933 Act.

“Market Price” of any shares of Common Stock, on any date means (i) the average of the last sale price of such shares on each of the five trading days immediately preceding such date on the NASDAQ Capital Market or, if such shares are not listed thereon, on the principal national securities exchange or automated interdealer quotation system on which such shares are traded or (ii) if such sale prices are unavailable or such shares are not so traded, the value of such shares on such date determined in accordance with agreed-upon procedures reasonably satisfactory to Investor and the Company.

“NASD” means the National Association of Securities Dealers.

“NASDAQ” means The Nasdaq Stock Market, or any successor thereto.

“New Securities” means equity securities of the Company, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities; provided, however, New Securities shall not include: (a) any equity securities, rights, options, warrants or securities exchangeable into or exercisable for equity securities outstanding on the Closing Date and securities issued upon the exercise or conversion of such securities, or (b) securities issuable upon a stock split, stock dividend, or any subdivision of the Common Stock.

“Ownership Percentage” means Investor’s Current Percentage immediately after the subscription of shares of Common Stock pursuant to the Share Subscription Agreement.

“Person” has the meaning set forth in the Share Subscription Agreement.

“Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Purchased Securities” has the meaning set forth in the Share Subscription Agreement.

“Registrable Securities” means (i)  the Purchased Securities (which may be held by one or more, or any Holder(s)), and (ii) any capital stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Purchased Securities deemed Registrable Securities hereunder.  As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale by the Holder of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public pursuant to Rule 144, (C) such securities shall have become eligible for sale by the Holder thereof pursuant to the last sentence of Rule 144(b)(1)(i), or (D) such securities shall have ceased to be outstanding.  For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Common Stock.

“Registration Expenses” means any and all expenses incident to performance of or compliance with Article 3, including (i) all SEC and securities exchange or NASD registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 3.10, (vii) any fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, and (viii) the reasonable expenses incurred by the Company in connection with any “road show” undertaken pursuant to Section 3.06.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the 1933 Act (or any successor rule).

“Rule 415” means Rule 415 under the 1933 Act (or any successor rule).

“Rule 424” means Rule 424 under the 1933 Act (or any successor rule).

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Subsidiary Securities” has the meaning set forth in the Share Subscription Agreement.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 under the 1933 Act.

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all rules and regulations promulgated thereunder.  References to “$” and “dollars” are to the currency of the United States.

ARTICLE 2
Corporate Governance

Section 2.01. Investor’s Right to Proportional Representation.  (a)  Upon the request of the Investor at any time by written notice to the Company (a “Governance Notice”), Investor shall be immediately entitled to designate a Proportionate Number of directors on the Board as set forth in this Article 2 (except to the extent such actions, upon advice of counsel, would be a breach of, contrary to or otherwise in conflict with any Applicable Law, including any stock exchange listing requirements, or fiduciary duty imposed thereby).  The term “Proportionate Number”  shall mean a number of directors equal to Investor’s then Current Percentage multiplied by the total number of directors on the Board, rounded up to the next whole number.  For the avoidance of doubt, it is acknowledged by the parties that effective as of the Closing, Investor shall be entitled to designate a majority of the members of the Board.

(b) The Company shall take all such action as is necessary or advisable and within its control (except to the extent such actions, upon advice of counsel, would be a breach of, contrary to or otherwise in conflict with any Applicable Law, including any stock exchange listing requirements, or fiduciary duty imposed thereby), including without limitation calling special Board and stockholder meetings, so that:

(i) during the period Investor’s Current Percentage is at least 7.5% (the “Designation Period”), subject to any requirements of this Section 2.01, a number of individuals equal to the Proportionate Number designated by the Investor shall be appointed or elected to the Board (with any director designated by Investor and appointed or elected to the Board being a “Designated Director”);

(ii) during the Designation Period, the removal from the Board (with or without cause) of any Designated Director shall be at the written request of the Investor but only upon such written request and under no other circumstances; and

(iii) in the event that a Designated Director ceases to serve as a member of the Board during his term of office (whether by death, resignation or removal) during the Designation Period, the resulting vacancy on the Board shall be filled by an individual designated by the Investor.

(c) During the Designation Period, absent new designations or contrary instructions from the Investor, an individual previously designated to serve as a Designated Director shall be deemed designated by the Investor to continue to serve as a Designated Director until further notice from the Investor.

(d) For so long as the Investor’s Current Ownership exceeds 40%, in exercising its rights to designate directors under this Article 2, the Investor shall cooperate with the Company such that the composition of the Board will satisfy Applicable Law, including stock exchange listing requirements and applicable statutory residency or citizenship requirements for directors.

ARTICLE 3
Registration Rights

Section 3.01.  Shelf Registration Statement.  (a) From and after the second anniversary of Closing, the Company shall:

(i) as promptly as practicable, but in any event not later than 30 days upon receipt of written notice from a Holder or Holders holding at least 50% of the Registrable Securities (collectively, the “Majority Holder”) (the date, the “Filing Date”), prepare and file with the SEC a “Shelf” Registration Statement (the “Shelf Registration Statement”) covering the resale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders, to be made on a continuous basis pursuant to Rule 415.  The Shelf Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S−3, in which case such registration shall be on another appropriate form in accordance herewith, reasonably acceptable to Holders of a majority of the Registrable Securities), as modified by the Company as necessary to conform to comments from the SEC;

(ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, but in any event prior to the 90th day (or the 120th day in the case of a “full review” by the SEC) after the date of the request (the “Effectiveness Date”);

(iii) within two Business Days after the Shelf Registration Statement is declared effective, file a final Prospectus with the SEC pursuant to Rule 424 and notify the Holders via facsimile of effectiveness of the Shelf Registration Statement;

(iv) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the 1933 Act until such time as all Registrable Securities covered by such Registration Statement have been sold or cease to be Registrable Securities (the “Effectiveness Period”);

(v) during the Effectiveness Period, furnish to each Holder with respect to the Registrable Securities registered under the Shelf Registration Statement (and to each underwriter, if any, of such Registrable Securities) such number of copies of Prospectuses and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by such Holder;

(vi) during the Effectiveness Period, notify each holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(vii) file documents required of the Company for normal Blue Sky clearance in states specified in writing by any Holder; provided that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(b) From the date hereof until the earlier of the  date the Shelf Registration Statement is declared effective under the 1933 Act or the date the Investor no longer holds any Registrable Securities, subject to the rights of Al Yousuf, LLC under the Al Yousuf Rights Agreement, unless agreed to by the Majority Holder, the Company shall not file, nor permit the filing of, any Registration Statement other than the Shelf Registration Statement.

Section 3.02.  Demand Registration. (a) From and after the second anniversary of the date hereof, if, at any time there is no currently effective Shelf Registration Statement, upon written notice (a “Demand”) from a Majority Holder requesting that the Company effect the registration under the 1933 Act of any or all of the Registrable Securities held by the Majority Holder, which notice shall specify the amount and intended method or methods of disposition of such Registrable Securities, including pursuant to a shelf registration statement utilizing Rule 415 (a “Shelf Registration”), the Company shall, within five days after receiving the Demand, give written notice (the “Request Notice”) of such registration request to all other Holders, except if all the Registrable Securities are held by a single Holder, no Request Notice shall be required, and thereupon will, subject to the limitations set forth in Section 3.02(c), as promptly as possible (and in any event no later than 30 days after the date of the Demand), file and use its reasonable best efforts to cause to be declared effective under the 1933 Act, a Registration Statement to effect the registration under the 1933 Act of (i) such Registrable Securities which the Company has been so requested to register by the Majority Holder under the Demand and (ii) the Registrable Securities which the Company has been requested to register by written request to the Company by the Holders within ten days after the giving of the Request Notice (which request shall specify the amount and intended method or methods of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended method(s) thereof as aforesaid) of the Registrable Securities and such other securities so to be registered.

(b) A registration requested pursuant to this Section 3.02 will not be deemed to have been effected unless it has been declared effective by the SEC or has otherwise become effective under the 1933 Act and remains effective for not less than 180 days, or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter or underwriters is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer.

(c) Notwithstanding anything in this Agreement to the contrary:

(i) if the filing of a Registration Statement in respect of a Demand would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing of such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided that the Company shall not be permitted to do so (A) more than one time during any twelve month period or (B) for a period not exceeding 30 days on any one occasion.  The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.02(c)(i);

(ii) the Company shall not be obligated to file a Registration Statement in respect of a Demand (A) on more than four (4) occasions or (B) within a period of six (6) months after the effective date of any other Registration Statement of the Company demanded pursuant to this Section 3.02;

(iii) a Holder may elect to withdraw its Registrable Securities from a Demand registration pursuant to this Section 3.02 at any time, and if all such Holders do so, the Company shall cease its efforts to secure registration; and

(iv) all Demand registrations pursuant to this Section 3.02 shall be on Form S-3, except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form, reasonably acceptable to the Holders of a majority of the Registrable Securities, and as shall permit the disposition of the Registrable Securities in accordance with the intended method of distribution or methods of distribution specified in the applicable Majority Holder’s requests for such registration.

Section 3.03.  Shelf Take-Downs.  Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down.  If the initiating Holders so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”); provided that any underwritten sale pursuant to a Shelf Registration pursuant to this Section 3.03 must be for a number of Registrable Securities which, based on the good faith determination of the Holders, will result in gross proceeds of at least $5 million in the case of any underwritten offering.  The Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable.

Section 3.04.  Selection Of Underwriters.  If a Shelf Take-Down involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Holders of a majority in interest of the Registrable Securities which the Company has been requested to register and approved by the Company, such approval not to be unreasonably withheld or delayed.

Section 3.05.  Piggyback Registration.  (a) If the Company proposes to register Company Securities under the 1933 Act (other than (x) a registration under Section 3.01, 3.02 or 3.03, (y) a registration on Form S−4 or S−8 or any successor form to such forms), involving the offering of such Company Securities at any time, whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities of the same class of such Company Securities for sale to the public under the 1933 Act, it will, at each such time, give prompt written or telephonic notice (a “Piggyback Offering Notice”) to the Holders of: its intention to do so, the form on which the Company expects to effect such registration (e.g. Form S-1, Form S-3, Form S-3ASR), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten, in the case of Form S-3 or Form S-3ASR, the anticipated date and time that the offering will be made, and (unless all of the Holders’ Registrable Securities are then registered pursuant to Section 3.02 or 3.03 or a Shelf Registration Statement under Section 3.01 is in effect) such notice shall offer the Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”).  The registration rights provided for in this Section 3.05 are in addition to, and not in lieu of, registrations made pursuant to Section 3.01, 3.02 or 3.03.

(b) Subject to Section 3.05(c), the Company shall include in such Registration Statement all such Registrable Securities which are requested to be included therein within 10 days after the receipt by such Holder of any such notice.  If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.  If the offering pursuant to a Piggyback Registration is to be an underwritten offering, then each Holder making a request for its Registrable Securities to be included therein must, and the Company shall make such arrangements with the underwriters so that each such Holder may, participate in such underwritten offering on the same terms as the Company and other Persons selling securities in such underwritten offering. If the offering pursuant to such registration is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 3.05 must participate in such offering on such basis.  Each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to effectiveness of the Registration Statement.

(c) If the managing underwriter or underwriters of any proposed underwritten offering of a class of securities included in a Piggyback Registration (or in the case of a Piggyback Registration not being underwritten, the Company) informs the Holders of Registrable Securities sought to be included in such registration in writing that, in its or their opinion, the total amount or kind of securities which such Holders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the class or classes of the securities offered or the market for the class or classes of securities offered, then the securities of each class to be included in such registration shall be allocated as follows:

(i) first, 100% of the securities that the Company proposes to sell;

(ii) second, and only if all the securities referenced in clause (i) have been included, the number of Registrable Securities of such class that, in the opinion of such underwriter or underwriters (or in the case of a Piggyback Registration not being underwritten, the Company), can be sold without having such adverse effect shall be included therein, with such number to be allocated pro rata among the Holders which have requested participation in the Piggyback Registration (based, for each such Holder, on the percentage derived by dividing (x) the number of Registrable Securities of such class which such Holder has requested to include in such Incidental Registration by (y) the aggregate number of Registrable Securities of such class which all such Holders have requested to include); and

(iii) third, and only if all of the Registrable Securities referenced in clauses (i) and (ii) above have been included, any other securities eligible for inclusion in such registration shall be included therein.

Section 3.06. Registration Procedures.  If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, the Company will:

(a) promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause a registration statement with respect to a demand registration pursuant to Section 3.02 to be filed (in the case of a registration pursuant to Form S-3ASR), or become effective (in the case of any registration other than pursuant to Form S-3ASR) as promptly as practicable;

(b) prepare and file with the SEC such amendments and supplements to such registration statement (including 1934 Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not less than 180 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) other than the Shelf Registration Statement which shall remain effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or Prospectus or any amendments or supplements thereto in accordance with Section 3.06(a) or this Section 3.06(b) to the extent that doing so will not materially interfere with the timing of the offering (i) the Company will furnish to counsel selected pursuant to Section 3.10 copies of all documents proposed to be filed and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(c) use reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 3.06(c), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d) promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the 1933 Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(e) notify each seller of any such Registrable Securities covered by such registration statement promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the 1933 Act;

(g) (i) use reasonable best efforts to list such Registrable Securities on NASDAQ, or such other market or exchange representing the principal United States market or exchange on which the Company’s securities are then listed, to the extent required and (ii) use reasonable best efforts to provide for a transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) in connection with an Underwritten Shelf Take-Down, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 3.09, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) in connection with an Underwritten Shelf Take-Down, promptly obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

(j) promptly make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the “due diligence” of such seller or such underwriter with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;

(k) promptly notify counsel (selected pursuant to Section 3.10) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed (other than in the case of a registration pursuant to Form S-3ASR), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l) use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m) (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n) cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may reasonably request;

(o) in connection with an Underwritten Shelf Take-Down, promptly obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities;

(p) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

(q) use reasonable best efforts to make available certain of the executive officers of the Company (which in any event shall include the Company’s chief executive officer) for a ten Business Day period to participate and to cooperate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts, in each case in the United States, that may be reasonably be requested upon reasonable notice thereof by the Holders in connection with an Underwritten Shelf Take-Down.

Section 3.07.  Information Supplied.  It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any Holder as to which any registration is being effected that such Holder shall furnish the Company with such information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request.  Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

Section 3.08.  Expenses.  Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Sections 3.01, 3.02, 3.03 or 3.05. Each Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any registration statement.

Section 3.09.  Indemnification. (a) In the event of any registration of any securities of the Company under the 1933 Act pursuant to Sections 3.01, 3.02, 3.03 or 3.05, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members or general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each person who controls within the meaning of Section 15 of the 1933 Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i)  any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made,  or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such Holder or underwriter but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that, the indemnity agreement contained in this Section 3.09(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(b) To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, indemnify and hold harmless the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii)  any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each case to the extent, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; provided that the indemnity agreement contained in this Section 3.09(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); provided further that in the absence of fraud by such Holder, the liability of each selling Holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement.

(c) Promptly after receipt by a Person entitled to indemnification pursuant to this Section 3.09 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.09, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3.09, except to the extent that the indemnifying party is prejudiced in any material respect by such failure to give notice.  In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor (but in no event will bear the expenses for more than one firm of counsel for all Indemnified Parties in each jurisdiction who shall, with respect to Seller Indemnified Parties, be approved by the majority of the participating Holders in the registration in respect of which such indemnification is sought), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld.  No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder.  An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party.

(d) (i) If the indemnification provided for in this Section 3.09 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 3.09(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.09(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) above.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the parties under this Section 3.09 shall be in addition to any liability which any party may otherwise have to any other party.

Section 3.10.  Selection of Counsel.  In connection with any registration of Registrable Securities pursuant to Section 3.01, 3.02, 3.03 or 3.05, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

Section 3.11. No Inconsistent Agreements; No Free Writing Prospectus.  The Company represents and warrants that it is not a party to a Contract which conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this Article 3.  Each Holder agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the SEC.

Section 3.12.  Termination of Registration Rights.   The rights of any Holder under this Article 3 shall terminate (other than Section 3.07, 3.09 and 3.12) at such time as such Holder ceases to hold any Registrable Securities.

ARTICLE 4
Covenants

Section 4.01.  Common Stock Option.  (a)  With respect to any offer, sale or issuance of New Securities, the Company hereby grants to Investor, on the terms and conditions set forth herein, a continuing right (the “Common Stock Option”) to purchase from the Company, at the times set forth herein, such number of shares of Common Stock as is necessary to allow Investor and/or its Affiliates to maintain its Current Percentage immediately prior to the Issuance Event (as defined below).  The Common Stock Option shall be assignable, in whole or in part and from time to time, by Investor to any Affiliate of Investor. The exercise price for the shares of Common Stock purchased pursuant to the Common Stock Option shall be the Market Price of the Common Stock as of the date of first delivery of notice of each exercise of the Common Stock Option by Investor (or its permitted assignee hereunder) to the Company.

(b) At least twenty (20) Business Days prior to the issuance of any New Securities or the first date on which any event could occur that, in the absence of a full or partial exercise of the Common Stock Option, would result in a reduction in its then Current Percentage, the Company will notify Investor in writing (an “Option Notice”) of any plans that the Company has to issue such New Securities or the date on which such event could first occur.  The Option Notice must specify the approximate date on which the Company intends to issue such New Securities or on which such event could first occur (such issuance or event being referred to herein as an “Issuance Event” and the date of such issuance or event as an “Issuance Event Date”), the type and number of New Securities the Company intends to issue or may issue and the other terms and conditions of such Issuance Event.

(c) The Common Stock Option may be exercised by Investor (or any Affiliate of Investor to which all or any part of the Common Stock Option has been assigned) for a number of shares of Common Stock that is equal to or one (1) more than the number of shares of Common Stock that are necessary for Investor to maintain, in the aggregate, its then Current Percentage. The Common Stock Option may be exercised at any time after receipt of an Option Notice and prior to the applicable Issuance Event Date by the delivery to the Company of a written notice to such effect specifying (i) the number of shares of Common Stock to be purchased by Investor or any of its Affiliates, and (ii) a calculation of the exercise price for such shares. Upon any such exercise of the Common Stock Option, the Company will, prior to the applicable Issuance Event Date, deliver to Investor (or any Affiliate of Investor designated by Investor), against payment therefor, certificates (issued in the name of Investor or its permitted assignee hereunder, or as directed by Investor) representing the shares of Common Stock being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer to such account as shall be specified by the Company, for the full purchase price for such shares.

(d) Any failure by Investor to exercise the Common Stock Option, or any exercise for less than all shares purchasable under the Common Stock Option, in connection with any particular Issuance Event shall not affect Investor’s right to exercise the relevant Common Stock  Option in connection with any subsequent Issuance Event.

(e) Notwithstanding anything to the contrary herein, the Company and Investor acknowledge that the procedures set forth above relating to the exercise of the Common Stock Option shall not apply where the Company is not capable of giving advance notice of the relevant Issuance Event.  Investor and the Company agree that, in such case, the Common Stock Option shall be exercisable at such times and in such manner as Investor and the Company may from time to time agree, and otherwise by Investor in a reasonable time and manner.  Notwithstanding anything to the contrary herein, Investor and the Company agree that where an Issuance Event relates to the issuance of Company Securities other than shares of Common Stock, then to the extent Investor has not exercised the Common Stock Option with respect to such Company Securities at the time of such issuance, at the time any such Company Securities are exercised, exercisable, converted or convertible into shares of Common Stock, Investor and its Affiliates shall be given another opportunity to purchase from the Company such number of shares of Common Stock that are necessary for the Investor to increase its Current Percentage to its Current Percentage in effect immediately prior to the occurrence of such Issuance Event.

(f) Notwithstanding anything to the contrary herein, Investor and the Company agree that where an Issuance Event relates to the issuance of Company Securities to employees or directors of, or consultants to, the Company or its Subsidiaries pursuant to equity or equity-incentive plans approved by the Board, the Common Stock Option shall not apply with respect to such issuance until such time such issuance (whether by itself or taken in the aggregate along with other issuances of shares of Common Stock subsequent thereto) would cause the Investor’s Current Percentage to be reduced by 0.5%, at which time Investor and its Affiliates shall be given another opportunity to purchase from the Company such number of shares of Common Stock that are necessary for Investor to increase its Current Percentage to its Current Percentage in effect immediately prior to the occurrence of such Issuance Event.

Section 4.02.  Common Stock Repurchase Program.  (a) The Company will adopt, implement as soon as practicable (but not later than thirty (30) days after the Closing), and maintain a comprehensive, long-term normal course issuer bid (the “Common Stock Repurchase Program”) for general corporate purposes in accordance with Applicable Law.

(b) The Company shall provide to Investor at the end of each quarter, and at such other times as Investor may request, information as to (i) the total number of shares of Common Stock repurchased by the Company in the last quarter, (ii) the total number of shares of Common Stock outstanding as of such date (on a Fully-Diluted Basis), (iii) the Company’s current forecasts as to future issuances of any Company Securities, and (iv) such other information as Investor may reasonably request in connection with its rights hereunder; and

Section 4.03.  No Impediment or Delay.   The Company agrees not to take, and agrees to cause its directors and officers to refrain from taking, any action which could impede or delay the exercise by Investor of any of its rights under this Agreement.

Section 4.04   Expiration.  The provisions of Sections 4.01 and 4.02 shall terminate on the later of (a) the date on which the Investor’s Current Percentage falls below 20%, and (b) the date on which the Investor (together with its Affiliates) ceases to be the largest shareholder of the Company.

ARTICLE 5
Miscellaneous

Section 5.01.  Effectiveness.  This Agreement shall have effect as of the Closing unless expressly stated otherwise.  Notwithstanding any other provision to the contrary in this Agreement, this Agreement shall not take effect until the Closing, and in the event the Share Subscription Agreement is terminated, this Agreement shall be void ab initio.

Section 5.02.  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received), and shall be given, if to Buyer, to:

Canon Investment Holdings Limited
Villa 1, Huajing Garden
Jida, Zhuhai
Guangdong, China
Attention: Guohua Sun
Facsimile No.: +86 (756) 325-0839
Email: sun@yingtonggroup.com

with a copy to:

Davis Polk & Wardwell LLP
18th Floor, Hong Kong Club Building
3A Chater Road
Central, Hong Kong
Attention: Mark Lehmkuhler
Facsimile No.: +852 2533-3388
Email: mark.lehmkuhler@davispolk.com

if to the Company, to:

Altair Nanotechnologies Inc
204 Edison Way
Reno, Nevada 89502
Attention: General Counsel
Facsimile No.: +1 (775) 858-3731
Email: jfallini@altairnano.com

with a copy to:

Parr Brown Gee & Loveless
185 South State Street, Suite 800
Salt Lake City, UT 84111
Attention: Bryan T. Allen
Facsimile No.: +1 (801) 532-7750
Email: ballen@parrbrown.com
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.03.  Amendments; No Waivers.  (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Investor and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 5.04.  Specific Performance.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.05.  Successors and Assigns.   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto except as provided herein, provided that (i) that Investor may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time, and (ii) the registration rights provided under Article 3 may be assigned to a Holder that agrees to be bound by such provisions and delivers a counterpart signature page to this Agreement to such effect.

Section 5.06.  Governing Law.   This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 5.07.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.02 shall be deemed effective service of process on such party.

Section 5.08.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.09. Counterparts; Delivery; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Any signed counterpart may be delivered by facsimile or other form of electronic transmission with the same legal force and effect, for all purposes, as delivery of an originally signed agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ALTAIR NANOTECHNOLOGIES, INC.
By:	/s/
Name:
Title:

CANON INVESTMENT HOLDINGS LIMITED
By:	/s/
Name:
Title: